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                                                                    EXHIBIT 99.3

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PRESENTATION

OPERATOR

Good day, everyone, and welcome to SPSS's fourth-quarter earnings conference call. With the exception of historical information, the matters discussed on this conference call include forward-looking statements that involve risks and uncertainties, including but not limited to market conditions, competition and other risks indicated in the Company's filings with the Securities and Exchange Commission. A full Safe Harbor statement is available in SPSS's fourth-quarter earnings press release posted at www.spss.com.

At this time, I would like to introduce Mr. Jack Noonan, President and Chief Executive Officer; Mr. Raymond Panza, Executive Vice President - Operations and Chief Financial Officer; and Mr. Douglas Dow, Senior Vice President of Corporate Development. Please go ahead, gentlemen.

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

Good evening, and thanks for joining us to discuss our fourth-quarter and full-year 2005 results. I'll make some opening remarks, then Ray Panza, our CFO, will comment on our financial results and provide guidance for 2006. And we will conclude with a Q&A session.

2005 was a strong year for SPSS. Q4 was the highest single revenue quarter in the Company's history. And as compared to prior like quarters, Q4 was the ninth consecutive record revenue quarter. This didn't happen by accident. It resulted from the solid execution of our strategy to make SPSS the leader in the delivery of predictive analytic solutions.

The key to our ongoing success is continued execution in the field and technology leadership. On the technology front, last May we announced a new application to reduce insurance fraud and improve claims processing. SPSS PredictiveClaims integrates with existing claims management systems to automatically determine which claims qualify for immediate approval and which are potentially fraudulent. Also in May, we upgraded our Dimensions product family, a comprehensive suite for survey design and deployment, to support the emerging market for enterprise feedback management. In June, we released a major upgrade of the business intelligence components within our ShowCase suite, the leading business

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intelligence and data mining solution for organizations using the IBM eServer
iSeries computing platform. In August, we released SPSS 14, a significantly enhanced version of the Company's flagship statistical software package, which further extends its enterprise power and reach. And early in 2006, we released a substantial upgrade to our Clementine data mining workbench. Clementine 10 offers enhanced modeling capabilities for customer relationship management, fraud detection and revenue assurance applications.

In 2005, our technological edge and growing market success were increasingly recognized by top industry analysts. In March, Nucleus Research released the results of an independent study on SPSS predictive analytics solutions. The study, "The Real ROI From SPSS," concluded that 94% of SPSS customers had achieved a positive ROI from their deployments in less than 12 months. Frost & Sullivan announced in April that it had selected SPSS as the recipient of the 2005 Product Innovation Award for its pioneering role in predictive customer relationship management analytics. In June, SPSS was honored by CRMGuru.com as the most customer-centric solution provider in marketing automation. SPSS was selected over Epiphany, SAS and Unica. And just a few weeks ago, Gartner positioned SPSS in the leader's quadrant for customer data mining. According to Gartner, leaders are defined as, and I quote, "performing well today, have a clear vision of market direction and are actively building competencies to sustain their leadership position." The full report is available on our website, including the Magic Quadrant that shows how well we are positioned to our competitors.

To conclude, SPSS ended 2005 in its strongest position ever. Our financial foundation is solid, our sales and marketing organizations are executing, our predictive analytics technology is increasingly recognized as market-leading, and our customers' ROI is demonstrable and sustainable. Based on this, I believe that SPSS is well-positioned for another year of progress in 2006.

I will now turn the call over to Ray Panza for his comments on our Q4 and full-year results, as well as our outlook for 2006.

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

Thanks, Jack, and good evening. Earlier today, we issued an earnings release including unaudited financial statements for the quarter and the year ended December 31, 2005. It is to those financial statements that I will direct my comments.

Last year at about this time, we spoke about 2005 being a year of execution, with an emphasis on financial discipline. It is my privilege to report today that SPSS has achieved measurable financial successes including revenue growth, cost management, operating margin improvement, cash flow and has closed out 2005 to begin 2006 with a stronger balance sheet.

For the 2005 fourth quarter, SPSS reported total revenue of 62.2 million, which, as Jack stated, represents the highest single quarter revenue in the history of the Company and the ninth consecutive record quarter compared to the same respective quarters. This improvement was driven by an 8% increase in new license revenue and was realized despite the expected decrease in service revenue, which was down 8%, and an unfavorable movement in foreign exchange rate, specifically a stronger dollar. As a point of reference, at December 31, 2005 the US dollar to the euro was $1.18 compared to $1.35 at December 31, 2004, approximately a 14% change. Overall, reported 2005 fourth-quarter revenue was up 3% over the same period in 2004.

From an expense standpoint, total operating expenses for the quarter were down 5%. The lower expenses reflect companywide improvements in productivity, cost management initiatives and more efficient revenue generation. The net effect of Q4 higher revenue and lower expenses was a 132% increase in operating income to
8.6 million and the realization of an operating margin in fourth quarter of 2005 of 14%, compared to a reported operating margin of 6% for the fourth quarter of 2004.

In the 2005 fourth quarter, SPSS recognized other income of 1,300,000 compared to 1.4 million in 2004. The decline was driven by the impact of unfavorable movement in foreign exchange rates relative to US-denominated intercompany accounts, but was largely offset by recognition of a $1 million gain related to receipt of the final payment from the 2003 sale of the Sigma-series product business and recognition of 2005 net interest income in the amount of 140,000 versus net expense of 111,000 for the 2004 fourth quarter.

As expected, the effective income tax rate for Q4 '05 was about 40%, due to the true-up of the non-cash deferred tax asset valuation allowances, which we announced at the end of the third quarter. In comparing the 2005 Q4 with the same period in 2004, the change in the effective tax rate resulted in an unfavorable EPS variance of approximately $0.05.

Reported diluted earnings per share for the 2005 fourth quarter was $0.30, compared to $0.20 for the same period in 2004. In regard to the EPS calculation, I would draw your attention to the fact that for 2005 versus 2004 Q4 period, the number of diluted shares increased more than 1.8

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million shares. This was primarily due to the exercise of stock options and the higher market price per share. This resulted in a $0.03 per share negative impact on EPS.

Turning to the 2005 full-year results, reported total revenue for the year was
236.1 million, up 5% from 2004's 224.1 million. This improvement largely resulted from record new license revenues of 107.6 million, up 12% from the prior year. This increase was driven by higher sales of the SPSS statistical tools across all major geographies. Overall, new license revenue growth was somewhat mitigated by notably higher revenue deferrals.

Maintenance revenue was up 5%, due to higher renewal rates for the Company's major product offerings, while 2005 service revenues were down 4.3 million or 14% compared to 2004. This decline in service revenues was expected, with approximately 3.7 million of the decrease coming from lower revenues related to our decision announced last year to deemphasize the survey sample business.

During 2005, approximately 56% of the Company's revenue came from outside the United States, with higher revenue recognized from all major geographic areas -- US, Europe and Asia. Overall, approximately 65% of total revenue was related to the commercial sector, with 18% from academics and 17% from government nonprofit.

Total operating expenses for the year were down 4% from the prior period. This improvement reflects more disciplined operational execution, resulting in improved productivity and greater efficiencies as well as a focus on cost management. In addition, 2005 benefited from the absence of expenses related to the lower service revenues, a reduction in R&D expenses, reflecting improved productivity, and rationalization of resources.

For the 2005 sales, marketing and services expense was 50% of total revenue, down from 2004's 58%. This significant improvement was partially offset by higher G&A expenses, largely related to Sarbanes-Oxley, other professional fees and an accrual for earned incentive compensation.

Operating income for the year was 28 million, with an operating margin of 12%, representing the highest reported operating margin in seven years. This compares with 2004 operating income of 6.6 million and an operating margin of 3%.

Other income and expense for 2005 was a net expense of 852,000 compared to the prior year's net other income of 1.5 million. This change was entirely due to the impact of unfavorable change in foreign currency exchange rates, i.e., a stronger US dollar. Partially offsetting the effects of changes in foreign exchange rate was the previously discussed recognized gain from the 2003 sale of the Sigma-series products and the turn to net interest income from net interest expense.

As expected and discussed during the third-quarter earnings call, the effective income tax rate for 2005 was approximately 41%. This rate reflects a base income tax rate of 35%, adjusted for certain non-cash charges related to changes in the valuation allowances for deferred tax assets. We do not anticipate these type of changes in the valuation allowances going forward. 2005 net income of 16.1 million represents the highest net income reported as a public company in the history of SPSS.

Diluted earnings per share for 2005 was $0.85 compared with $0.31 for 2004. Similar to the quarter information, due to the exercise of stock options and the higher market share price, the 2005 number of shares used in the diluted share calculation were significantly higher than the prior year, up approximately 1 million shares, resulting in a negative EPS impact of approximately $0.05 per share.

Moving on, at the beginning of the year, we stated that there would be a focus on improving our financial flexibility and strengthening our balance sheet. We have done that. As of December 31, 2005 cash was 84.4 million, up from 37.1 million as of December 31, 2004. This increase was primarily driven by a disciplined focus on cash and expenses, resulting in net cash flow from operating activities of 51.5 million for the year ended December 31, 2005. This compares to net operating cash flow of 12.3 million for the 2004 fiscal year.

Net accounts receivable at December 31, 2005 were 42.5 million, with DSO of 62 days. This compares to net receivables of 50 million and DSO of 76 days at the end of 2004.

The balance sheet amount of capitalized software at the end of 2005 was 28.5 million, up approximately 300,000 over year end 2004, reflecting the fact that software being capitalized is now only slightly above the amounts being amortized -- specifically, 9 million capitalized and 8.7 million in amortization.

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Deferred revenues as of December 31, 2005 were 64 million, compared to 62.1 million as of year end 2004, reflecting higher sales activity as we added more deferred revenue than what was being reversed. Non-current notes payable at December 31, 2005 are 872,000 compared with the prior year-end balance of 3.4 million, representing a significant pay-down of debt.

As previously discussed during 2005, the Company generated 51.5 million of cash from operating activities, with 17.4 being generated in the fourth quarter. 2005 net cash provided from operating activities exceeded capital expenditures and capitalized software by 35 million. For the comparable 2004 period, net cash provided from operating activities was in fact 2.4 million lower than capital expenditures plus capitalized software cost.

Our focus will continue to be on delivering long-term value. Success will be most dependent on the continuing growth in revenues. At the same time, we remain committed to improving productivity and reducing costs. We have made significant progress towards improving financial and operating performance. We will continue to focus on identifying cost management opportunities and increasing margins.

For the 2006 first quarter, we expect revenues to be between 58 million and 60 million, with reported diluted earnings per share of between $0.14 and $0.20. These estimates anticipate a stronger US dollar compared to the same quarter in 2005. In addition, the 2006 first-quarter EPS guidance includes $0.03 as the estimated expense of adopting FAS 123(R), stock-based payments and the expensing of stock options. The EPS estimate is subject to being reduced in the event of any one-time charges related to cost management initiatives.

For the full year 2006, we expect revenues to be between 248 million and 254 million, with EPS in the range of $0.98 to $1.09. For the year 2006, the EPS guidance includes an estimated expense in the range of $0.12 to $0.16 for the adoption of FAS 123(R) and the expensing of stock options.

In 2006, we are continuing to focus on execution and building a culture of progress. We are pleased by the 2005 results, but far from being satisfied. We have opportunities and work ahead of us for further creation of greater shareholder value.

At this time, I would like to turn the meeting back over to Jack.

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

I think it's time to open it up for questions.

QUESTION AND ANSWER

OPERATOR

(OPERATOR INSTRUCTIONS). Charlie Chen, Needham & Co.

CHARLIE CHEN - NEEDHAM & CO. - ANALYST

What are you modeling for '06 operating margin and license growth?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

We have not disclosed that number [public], but certainly we expect next year to be slightly higher than this year. We do not expect dramatic increases but slow, steady, consistent increases.

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

We expect license revenue growth to be double-digit next year.

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CHARLIE CHEN - NEEDHAM & CO. - ANALYST

And when would you expect to see better maintenance and services growth in '06?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

We would expect that the services revenue should be flat or growing, now that we are beyond the year of the decreases. With regard to maintenance, I believe what you are seeing right now is more of a timing of the deferral. So I don't view that necessarily as a problem, and so we will be back in the range of the 5, 6, 7% growth rates.

CHARLIE CHEN - NEEDHAM & CO. - ANALYST

So your expectation would be services revenue would be at least flat year over year in the first quarter?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

At least flat, if not growing, more likely growing.

CHARLIE CHEN - NEEDHAM & CO. - ANALYST

And what tax rate should we be using for '06?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

We have been using a base rate of 35%, and in the fourth quarter we had unusual charges that pushed us to the 41. We do not expect those valuation allowance charges going forward. So 35% is a base rate.

CHARLIE CHEN - NEEDHAM & CO. - ANALYST

And lastly, just a clarification on the impact from FAS 123. So we would be adding the $0.03 back, so if we were pro-forma-ing the EPS, it would be 17 to 23?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

17 to 23?

CHARLIE CHEN - NEEDHAM & CO. - ANALYST

In the first quarter?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

Oh. I'm with you. Yes. $0.03. Yes. You would add back the $0.03.

CHARLIE CHEN - NEEDHAM & CO. - ANALYST

And 1.10 to 1.25 or so in '06 for the full year?

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DOUGLAS DOW - SPSS INC. - SVP OF CORPORATE DEVELOPMENT

Well, I think the fair thing to say here is we provided you GAAP estimates, and we provided you the expense that's included in those GAAP estimates for the impact of stock options. And you're going to have to take it from there.

OPERATOR

Steve Ashley, Robert Baird.

STEVE ASHLEY - ROBERT BAIRD - ANALYST

First of all, congratulations on a very good year. In terms of the FX impact year over year, what kind of impact might it have had on revenue and on earnings per share?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

In the quarter, we believe it's about 2.4 million unfavorable.

STEVE ASHLEY - ROBERT BAIRD - ANALYST

And revenue and in --

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

In revenue.

STEVE ASHLEY - ROBERT BAIRD - ANALYST

And cash flow from operations -- 17.4, cash up $25 million sequentially. In terms of the cash increase, other than the 17.4, what other components might have contributed to the nice cash growth?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

Well, I think one was the additional focus on receivables. As you noticed on higher revenues, we still lowered the overall receivables. That alone added an extra $4 million to the operating cash. And certainly, income being up didn't hurt.

STEVE ASHLEY - ROBERT BAIRD - ANALYST

And if we look, were there any restructuring expenses or unusual or one-time expenses kind of buried in the operating expenses this period?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

There were not.

STEVE ASHLEY - ROBERT BAIRD - ANALYST

And if we look forward to other net income, you've talked about FX kind of being a drag on that. If we look forward, will FX continue to make that a negative in the P&L going forward? What are your thoughts on that?

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RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

I'm sure you are reading the same studies that we are reading, that the dollar is starting to get weaker again. I don't know. I'm not counting on -- I would just deal with what's there. But the fact that we've now passed that period from a very weak dollar to a very strong dollar -- do not expect the same kind of impacts going forward (multiple speakers) not in a negative.

OPERATOR

(Technical difficulty), KeyBanc Capital Markets.

UNIDENTIFIED SPEAKER

Do you have any deal count statistics for PredictiveClaims, Clementine, the higher-end stuff? I believe you've given that in prior quarters.

DOUGLAS DOW - SPSS INC. - SVP OF CORPORATE DEVELOPMENT

We've got four predictive application sales in the quarter. We do not have separated out the total number of Clementine deals, but we have been focused primarily on the predictive application areas. And again, that number for the quarter is 4.

UNIDENTIFIED SPEAKER

And the larger among those deals? Any larger -- any usually large deals in that mix?

DOUGLAS DOW - SPSS INC. - SVP OF CORPORATE DEVELOPMENT

No. In fact, I think the quarter -- well, let me answer your question specifically. No, the largest deal there was getting near in the 200,000 range. And what we saw as a whole in the quarter was deals in the low six-figure range. We did the quarter without any million-dollar deals, similar to the fourth quarter of 2004.

UNIDENTIFIED SPEAKER

And then, revisiting the foreign exchange issue, Ray, you gave the year-end rate on December 31. Do you have the average assumption that you had in Q4 or the average rate that you used in Q4?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

I don't have that in front of me at the moment.

UNIDENTIFIED SPEAKER

What would the average rate be, either for Q1 or the first half, that your numbers are baking in?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

We are not putting that out there right now. I'm going to have to leave you to your own assumptions as to what you think the dollar is going to be. We made our guess and our projections to get to our guidance.

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OPERATOR

Sean Jackson, Avondale Partners.

SEAN JACKSON - AVONDALE PARTNERS - ANALYST

This is, again, the FX kind of question again, just so I get this straight. On a constant currency basis, I guess, is the question. You said revenues would have been, what, $2.4 million higher? Is that how to read that?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

Correct, for the quarter.

SEAN JACKSON - AVONDALE PARTNERS - ANALYST

How would that affect EPS for the quarter?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

A large part of that would have fallen through, but the offset being in expenses, approximately $0.03.

SEAN JACKSON - AVONDALE PARTNERS - ANALYST

And also, on the competitive environment, also you guys have released several new products here recently. Has there been any exchange in that, or do you feel like the new products are winning more deals for you on bake-offs, or has it been kind of similar to past periods?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

I think the best new technology -- there's two positive surprises in the marketplace. I guess, not that we were surprised, but they have done well for us competitively. And one is Predictive Enterprise Services, where we give our customers the ability to manage their predictive analytic assets, whether they are SPSS's or other vendors'. That has been a significant differentiator competitively. Secondly is our Dimensions technology, focused on enterprise feedback management, when that's integrated with our predictive analytics technology to gather data real-time and the scoring process. So those two technologies are clear differentiators for us in the marketplace.

SEAN JACKSON - AVONDALE PARTNERS - ANALYST

Lastly, just on the operating margin expansion assumption going forward, is there any, I guess, one expense item that you expect to have more leverage in than others?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

I think, as we have previously disclosed, there's a huge opportunity in the tax area. How quickly we can realize some of that, I'm not ready to commit to. But across the board, we continue to focus on rationalizing resources, improving productivity measures. We have a number of opportunities to continue to look at.

SEAN JACKSON - AVONDALE PARTNERS - ANALYST

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Okay. Then I'll just begin on the operating expense. That was the R&D, G&A or sales and marketing. I guess, going forward in '06, which one of those items are going to -- are you going to go down on an absolute basis, or are most of them flat? What is the one expense item you expect some leverage in?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

I think G&A needs a little bit of work. We had a few things in there this year that we think we can do a little better.

OPERATOR

Peter Goldmacher, SG Cowen.

PETER GOLDMACHER - SG COWEN - ANALYST

I wanted to ask you to just clarify something Ray said. Ray, did you say that you had revenue deferrals this quarter? Are you speaking of license revenue deferrals?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

No, no. Just normal accounting (multiple speakers) deferred revenue. One of the things that happened to us in the quarter, just because of mix -- on a year-to-year comparison, the amount of what we sold compared to what had to be deferred just under GAAP was a larger number. So, even though we sold more, more got deferred -- just like, as you look at the balance sheet, the balance went up. There was more added to the balance sheet than came off. Well, net-net, that has an impact on the overall reported revenue on a GAAP basis.

PETER GOLDMACHER - SG COWEN - ANALYST

So in the applications, in the predictive apps business, on the last call, we had talked a little bit about some traction with your partners. And it seemed like things were starting to go the right way. And then, so no big deals this quarter. How should we think about the general pull from the market around predictive analytic apps?

DOUGLAS DOW - SPSS INC. - SVP OF CORPORATE DEVELOPMENT

I think, when we look at the pipeline, we can still continue to see pipeline build. What we are not seeing is a pickup yet in the number of deals closed. And, that said, we still continue to find interest in our customer base for it. So I think we're still going to continue moving ahead to push for more traction in this area. It's not something -- we think it's going to take a while to develop, and we're going to see it through.

Jack, anything else to --?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

No. We are not sitting there with dozens of RFPs rolling in for our applications. We've got an evangelical sale here. The nice thing is the pipeline continues to build. We're seeing significant traction on the interest side, and we're also seeing data mining sales and analytic sales that are coming out of the initial investigation of our applications. So we're seeing customers start with our tools as they move into the applications, also.

PETER GOLDMACHER - SG COWEN - ANALYST

And how are your partnerships? Are they bearing any fruit yet?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

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No more than you have heard about. A lot of talk. We'll see. [Nice] pipelines.
We'll see.

OPERATOR

Daniel Cummins, Banc of America.

DANIEL CUMMINS - BANC OF AMERICA - ANALYST

I just wanted to ask a last question here on the revenue guidance -- I'm sorry, on the range that you gave 90 days ago. Jack, what's the big factor keeping you from hitting the high end of the revenue range for the fourth quarter? Was it the close rates? Was it price? Was it FX? Was it delivery from the partner channel?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

I wouldn't say -- we didn't have expectation of delivery from the partner channel. There's a set of seven-figure deals, and there's also -- currency was a significant differentiator. When we walked in, we didn't expect to be hit quite as hard with currency.

DANIEL CUMMINS - BANC OF AMERICA - ANALYST

So these were overseas deals, mostly?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

Yes.

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

Or just even in total revenue, the fact that -- keep in mind, 56% of our total revenue is outside the US.

DANIEL CUMMINS - BANC OF AMERICA - ANALYST

Have you changed any of your assumption parameters, in terms of crafting the 1Q guidance?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

Yes. We'll see how it changes between now and the end of the quarter, but yes.

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

We had anticipated in our guidance some currency. We certainly did not expect the dollar to act quite the way it did, particularly right at the end of the year.

DANIEL CUMMINS - BANC OF AMERICA - ANALYST

Could you just give us -- you may have said this in your prepared remarks -- your expectations around CapEx for this year?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

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We didn't raise that, but I would expect it to be the same or lower going into
2006. We had a couple special items, in terms of some equipment and some buildout at some leaseholds that we had in 2005 that I would not expect to recur in 2006.

OPERATOR

Patrick Walravens, JMP Securities.

PATRICK WALRAVENS - JMP SECURITIES - ANALYST

Congratulations on a very nice year. Can you just tell us how many salespeople you had at the end of Q3 and the end of Q4?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

In both places, roughly 200, with predominantly the telesales group.

PATRICK WALRAVENS - JMP SECURITIES - ANALYST

I may have missed it at the beginning, but did you quantify or break out the revenue, in terms of apps versus tools, or some sort of breakout like that?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

We did not break that out.

PATRICK WALRAVENS - JMP SECURITIES - ANALYST

What is it, roughly?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

We don't have that with us right now.

PATRICK WALRAVENS - JMP SECURITIES - ANALYST

How do you guys think about it? You must break it out internally for your own (multiple speakers) see what is doing well and what is not. How do you think about it?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

We actually look at our business as what is short cycle and what is long cycle. Short cycle is our telesales operation, and long cycle is our field sales operation. And they are selling the field sales, both tools and apps. And that's how we look at the business. And when we walk in, talking to a customer in an enterprise environment, we're focused on the predictive enterprise and walking them through that journey.

DOUGLAS DOW - SPSS INC. - SVP OF CORPORATE DEVELOPMENT

If you look at sort of the whole tools group, and keeping in mind that that's where we saw real strong growth through the year, tools together is about 85% on the year, and applications is roughly speaking about 15% on the year.

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PATRICK WALRAVENS - JMP SECURITIES - ANALYST

And apps would include the market research and then the predictive apps. Is that right?

DOUGLAS DOW - SPSS INC. - SVP OF CORPORATE DEVELOPMENT

Correct.

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

Correct. And keep in mind we are looking at those percentages compared to prior years. We are now looking at a higher revenue base than what is growing. So just as a percentage of the total, the apps become a smaller percentage. It's not necessarily indicative of a negative.

PATRICK WALRAVENS - JMP SECURITIES - ANALYST

It seems to me that you guys have done a nice job of perhaps getting customers to pay for more of what they have been using, right, over the last 12 months? How long do you think the benefit of that continues? I guess first question is, how important has that been? And how long do you think the benefit continues?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

I don't understand pay for more than what they are using.

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

Based on the decline in receivables? .

PATRICK WALRAVENS - JMP SECURITIES - ANALYST

No, no, no. I'm sorry. I should have been more clear. In terms of making it so if you take the same CD and load it up in four different machines, if a flag goes off and says, hey, you need to buy another license.

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

The encryption.

PATRICK WALRAVENS - JMP SECURITIES - ANALYST

Yes.

DOUGLAS DOW - SPSS INC. - SVP OF CORPORATE DEVELOPMENT

I think there was a small effect in the year. It's tapering off, and we don't expect it to go forward. We had some uptick in the statistical product line from better encryption code software. It wasn't a huge impact on the year. It had some positive impact, but again, we're not counting on that going forward.

PATRICK WALRAVENS - JMP SECURITIES - ANALYST

                                                                FINAL TRANSCRIPT

Last question -- with all this cash, what is your thinking around buying some of your stock back?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

We're not thinking about that. We'd find better uses for the money. We think that's not a good use of the money.

PATRICK WALRAVENS - JMP SECURITIES - ANALYST

What do you view as a better use of the money?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

Something that gets the shareholder a higher return.

PATRICK WALRAVENS - JMP SECURITIES - ANALYST

Such as --?

RAYMOND PANZA - SPSS INC. - EVP OF CORPORATE OPERATIONS AND CFO

Well, help me find the right opportunity. We are not there yet.

OPERATOR

(OPERATOR INSTRUCTIONS). As I have no further questions for you, I'll turn the conference back over to you for closing remarks.

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

Thanks, everyone, for taking the time to hear about SPSS and our fourth-quarter and full-year 2005 results.

OPERATOR

Thank you, sir. Thank you again, ladies and gentlemen. This brings your conference call to a close. Please feel free to disconnect your lines now at any time.

                                                                FINAL TRANSCRIPT

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